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                                                                   EXHIBIT 14(a)



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Accountants" and "Financial Highlights", and to the use of our report dated December 10, 2002, on the financial statements and financial highlights of the AIM Blue Chip Fund (one of the portfolios constituting AIM Equity Funds) as of and for the year ended October 31, 2002 in the Registration Statement filed on Form N-14.

                                            /s/ ERNST & YOUNG LLP

Houston, Texas
August 11, 2003

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Accountants" and "Financial Highlights", and to the use of our report dated December 10, 2002, on the financial statements and financial highlights of the AIM Large Cap Basic Value Fund (one of the portfolios constituting AIM Equity Funds) as of and for the year ended October 31, 2002 in the Registration Statement filed on Form N-14.

                                              /s/ ERNST & YOUNG LLP

Houston, Texas
August 11, 2003

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Accountants" and "Financial Highlights", and to the use of our report dated December 10, 2002, on the financial statements and financial highlights of the AIM Large Cap Growth Fund (one of the portfolios constituting AIM Equity Funds) as of and for the year ended October 31, 2002 in the Registration Statement filed on Form N-14.

                                          /s/ ERNST & YOUNG LLP

Houston, Texas
August 11, 2003